EXHIBIT 10.2

                ASSET PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

     THIS ASSET PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (the "Agreement") is made and entered into as of December 30, 2005 (the "Effective Date") by and between Belville Mining Company, Inc., an Ohio corporation (the "Buyer"), a wholly-owned subsidiary of Chartwell International, Inc., and The Estate of Emily Lucy C. Burch, aka Emily Lucy C. Wingert, having an address Lucy W. Corwin, Executrix, 35 Hillcrest Road, Hartsdale, New York 10530 (the "Seller").

                                   BACKGROUND

     A. Seller and Buyer entered into that certain Option Agreement dated as of January 5, 2005 (the "Option Agreement") wherein the Seller granted to Buyer the exclusive right and option to purchase property in the Townships of Symmes, Decatur and Washington, Lawrence County, Ohio (the "Option").

     B. Chartwell International, Inc. acquired Belville on September 8, 2005 and pursuant to that certain Letter Agreement by and between Chartwell International, Inc., Seller, E-Rail Logistics, Inc. and Belville dated as of September 8, 2005, Seller affirmed that Buyer's rights under the Option Agreement remain in full force and effect.

     C. On December 13, 2005 and pursuant to the terms of the Option Agreement, Chartwell International, Inc., on behalf of Buyer provided notice to Seller of its intent to exercise the Option.

     D. Subject to the terms and conditions of this Agreement, Buyer is hereby exercising the Option to purchase all of the assets of Seller identified in Exhibit A to the Option Agreement and Seller is selling all of the assets of Seller identified in Exhibit A to the Option Agreement.

                                    AGREEMENT

1.   SALE AND PURCHASE OF ASSETS.

1.1 Sale of Assets . On the terms and subject to the conditions of this Agreement and for the consideration set forth herein, Seller hereby, sells, conveys, assigns, transfers and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, all of the assets of Seller identified in Exhibit A to the Option Agreement and attached hereto as Schedule 1.2 (the "Assets").

1.2 Purchase Price. Subject to the other terms and conditions of this Agreement, and in full consideration for the Assets, Buyer shall pay to Seller $149,000 less the credit of $46,500 that has previously been paid to Seller, leaving a remaining purchase price of $102,500 (the "Cash Consideration").

1.3 No Assumption of Liabilities. In connection with the purchase and sale of the Assets pursuant to this Agreement, Buyer hereby assumes no obligations or liabilities of any nature whether known or unknown, whether fixed or

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     contingent,accrued  or unaccrued related to the Assets or the land on which the Assets reside. Any and all such liabilities and obligations shall remain the responsibility of Seller. There are no exceptions to title, obligations, physical or environmental matters known to Buyer as of the Effective Date.

1.4 Closing. The purchase and sale of the Assets shall occur on or about January 31, 2006 (the "Closing Date").

2.   BUYERS APPROVALS

2.1 Conditions Precedent to Buyer's Obligations. Buyer's approval of the items set forth in this Section 2 shall constitute conditions precedent to all of Buyer's obligations under this Agreement, which conditions precedent shall be for the sole benefit of Buyer. Failure to give notice of approval shall constitute disapproval.

2.2  Review of Title.

          2.2.1. Buyer's Title Approval Period. Buyer shall obtain a preliminary title report (the "Title Report") issued by the Escrow Holder (as hereinafter defined) and copies of all documents referred to in the Title Report (collectively, with the Title Report, the "Title Documents") at its sole discretion. Buyer shall have until ten (10) days prior to close of escrow (the "Approval Date") to give Seller and the Escrow Holder written notice (the "Buyer's Title Notice") of Buyer's disapproval or conditional approval of the legal description and any matters shown in the Title Documents or in any supplemental title report. The failure of Buyer to give Buyer's Title Notice on or before the Approval Date shall be deemed to constitute Buyer's approval of the legal description and all matters shown in the Title Documents.

          2.2.2. Seller shall eliminate or ameliorate, to Buyer's satisfaction, such title matters as Buyer may reasonably disapprove on or before the Approval Date other than (i) a lien to secure payment of real estate taxes and assessments not delinquent and (ii) exceptions to title set forth in the title commitment or preliminary title report received by Buyer. Seller agrees to eliminate as exceptions to title to the Property all such matters by the Closing Date as a condition to the close of escrow for Buyer's benefit.

         2.2.3. Buyer's Remedies

          (a) Failure by Seller to eliminate all such matters shall constitute material breach by Seller of this Agreement, and Buyer shall be entitled to all remedies as provided in Section 8.1.

          (b) All of the provisions of this Section 2.2 shall apply to any supplemental report issued by the Title Company containing exceptions to title or other items not disclosed by the Title Report originally delivered to Buyer (the "Supplemental Report").

          2.2.4. Permitted and Non-Permitted Exceptions. Any exceptions to title representing monetary liens or encumbrances (other than liens for non-delinquent property taxes and assessments) and not previously approved, accepted or waived by Buyer in connection with this Agreement are hereby

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     disapproved  by Buyer,  and  Seller  shall  cause  such  monetary  liens or encumbrances to be removed on or before the close of escrow.  The following
     exceptions  to  title  are  referred  to   hereinafter  as  the  "Permitted
     Exceptions": (a) matters created, approved or waived by Buyer, and (b) unless Buyer requires an ALTA extended coverage owner's policy, the exceptions shown on the standard printed title policy form.

2.3 Inspections. As provided herein, Buyer, at Buyer's sole option, cost and expense, will have the right to inspect and review the Property including its physical and environmental condition (the "Inspections"). Within five
     (5) days after receipt of the inspection report (the "Feasibility Period"), Buyer shall approve all inspections, tests, economic analyses and other analyses of the Assets desired by Buyer including, without limitation, all tests, borings and samplings desired by Buyer to determine the location and existence of the Assets as well as whether any Hazardous Materials, as defined below, are present on the property where the Assets are located. Buyer shall have the right to conduct a "Phase I" and/or "Phase II" environmental assessment of the property where the Assets are located during the Feasibility Period. If Buyer is not satisfied, in Buyer's sole and absolute discretion, with the results of Buyer's Inspections of the Assets or the property where the Assets are located during the Feasibility Period, Buyer may terminate this Agreement by giving written notice thereof to Seller on or before 5:00 p.m., local time, on the last day of the Feasibility Period.

2.4 Ancillary Administration. Seller shall conduct all ancillary administration proceedings in Lawrence County, Ohio establishing Seller's legal right to sell, transfer and convey the Assets to Buyer.

3. REPRESENTATIONS AND WARRANTIES OF SELLER.

          Except as set forth in Schedule 3, Seller hereby represents and warrants to Buyer that the following statements are true and correct as of the date of this Agreement, and shall be true and correct as of the close of escrow, and the truth and accuracy of such statements shall constitute a condition to all of Buyer's obligations under this Agreement.

3.1 Power and Authority. Seller has full power and authority to execute and deliver this Agreement and to perform her obligations under this Agreement.

3.2 Authority Relating to this Agreement; No Violation of Other Instruments. Assuming execution of this Agreement by Buyer, this Agreement will constitute a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject as to enforcement: (i) to bankruptcy, insolvency, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights; and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law. The entering into and consummation of this Agreement by Seller will not constitute or result in a material default under any other contract by which Seller is bound or, to the Seller's knowledge, that the Assets are bound. Furthermore, no consents or waivers of or by any third party are necessary to permit the consummation by the Seller of the transaction contemplated by this Agreement.

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3.3  Ownership  and  Delivery of Assets.  Seller is the true and lawful owner of the Assets and has all necessary power and authority to transfer the Assets to Buyer free and clear of all liens, charges, easements, security interests, mortgages, conditional sale contracts, equities, rights of way,
     covenants,   restrictions,  title  defects,  objections,  claims  or  other encumbrances (the "Liens") other than the Permitted Exceptions. No other person has any direct or indirect interest in any of the Assets. Upon delivery to Buyer of the Grant Deed (as hereinafter defined) and other instruments of conveyance with respect to the Assets, Buyer will hereby acquire good and valid title to the Assets free and clear of all Liens.

3.4 Compliance with Law. To the best of Seller's knowledge, Seller is not in violation of any decree, judgment, order, law or regulation of any court or other governmental body (including without limitation, applicable environmental protection legislation and regulations), which violation could have a material adverse effect on the condition, financial or otherwise, of the Assets. The Seller has no knowledge that the Assets are subject to any private or governmental lien or judicial or administrative notice or action relating to any hazardous or toxic materials, pollutants, contaminants, constituents, or wastes, or any other chemical, material or substance. To the Seller's knowledge, no Hazardous Materials are, or have been, stored on or below the surface of the property wherein the Assets are located by Seller or any other person or entity. As used herein, "Hazardous Materials" means all substances now or hereafter designated as "hazardous substances", "hazardous materials", "toxic substances", or words of similar import under any other federal, state, or local laws or in any regulations adopted and publications promulgated pursuant to any environmental regulation, contamination, or clean-up.

          Without limiting the other provisions of this Agreement, Seller shall cooperate with Buyer's investigation of matters relating to the foregoing provisions of this section and provide access to and copies of any data and/or documents dealing with potentially Hazardous Materials used at the property wherein the Assets are located and any disposal practices followed. With Seller's written consent, which shall not be unreasonably withheld, Buyer may make inquiries of governmental agencies regarding such matters without liability to Seller for the outcome of such discussions.

3.5 Litigation. To the best of Seller's knowledge, Seller is not a party to any pending, threatened action, suit, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body which could have a material adverse effect on: (i) the condition, financial or otherwise, of the assets of Seller; or (ii) the transactions contemplated by this Agreement; nor, to the best of Seller's knowledge, does any basis exist for any such action, suit, proceeding or investigation. To the best of Seller's knowledge, Seller is not subject to any decree, judgment, order, law or regulation of any court or other governmental body which could have a material adverse effect on the condition, financial or otherwise, of the Assets or which could prevent the transactions contemplated by this Agreement.

3.6 Accuracy of Documents and Information. The copies of all instruments, agreements, other documents and written information set forth as, or referenced in, Schedules or Exhibits to this Agreement or specifically required to be furnished pursuant to this Agreement to Buyer by Seller are and will be complete and correct in all material respects. No representations or warranties made by Seller in this Agreement, nor any

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     document, written information, statement, financial statement, certificate,
     Schedule or Exhibit furnished directly to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein not misleading.

4.   REPRESENTATIONS AND WARRANTIES OF BUYER.

          Buyer hereby represents and warrants to Seller that:

4.1 Organization and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has all necessary corporate power and authority to enter into and perform this Agreement.

4.2 Authority Relating to this Agreement; No Violation of Other Instruments. The execution and delivery of this Agreement and the performance hereunder by Buyer have been duly authorized by all necessary corporate action on the part of Buyer and, assuming execution of this Agreement by Seller, this Agreement will constitute a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject as to enforcement: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights; and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

5.   COVENANTS OF SELLER.

          Seller covenants as follows:

5.1 Access to Properties and Records. Seller shall furnish to Buyer any and all financial, technical and operating data and other information pertaining to the Assets as Buyer may from time to time reasonably request, including without limitation, studies and reports regarding the location and amount of the Assets. Seller shall also provide or cause to be provided to Buyer at Seller's expense such copies or extracts of documents and records related to the Assets as Buyer reasonably may request.

5.2 Advice of Developments. Seller shall have a continuing obligation after the date of this Agreement to advise Buyer of all significant matters of which it becomes aware concerning the Assets.

6.   INDEMNITY.

6.1 Seller's Indemnity. Seller shall indemnify and hold harmless Buyer from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys' and witness fees and court costs incurred (the "Buyer's Damages") which arise out of: (i) the breach by Seller of any representation or warranty made by it pursuant to this Agreement, or any third-party allegation thereof; or (ii) the non-performance, partial or total, of any covenant made by it pursuant to this Agreement, or any third-party allegation thereof. Seller's indemnification obligations shall be limited to the amount of the Cash Consideration.

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6.2  Buyer's Indemnity.  Buyer shall indemnify and hold harmless Seller from and against any and all losses, costs, expenses, liabilities, obligations, claims, demands, causes of action, suits, settlements and judgments of every nature, including the costs and expenses associated therewith and reasonable attorneys' and witness fees and court costs incurred (the "Seller's Damages" and when used together with or in the alternative to Buyer's Damages, the "Damages"), which arise out of the breach by Buyer of any representation or warranty made by Buyer pursuant to this Agreement. Buyer's indemnification obligations shall be limited to the amount of the Cash Consideration.

6.3 Notice. In the event that party suffers Damages, the party making a claim for indemnification (the "Indemnitee") shall within sixty (60) days of discovering or incurring such Damage give the indemnifying party (the "Indemnitor") written notice thereof (a "Notice of Claim"). The Notice of Claim shall state in reasonable detail the nature of the claim, the specific provisions in this Agreement alleged to have been breached, and the amount of the claim for indemnification. Such amount shall represent the Indemnitee's good faith estimate of the Damages. The Indemnitor shall have thirty (30) days from receipt of the Notice of Claim to accept or reject the claim for indemnification. The Indemnitee shall be deemed to have waived its right to indemnification for any Damages for which notice is not given in a timely manner as set forth herein if and to the extent that the Indemnitor can show that such failure to give timely notice has materially prejudiced the Indemnitor's ability to defend or otherwise respond to such claim. Any claim for Damages accepted by the Indemnitor or any claim determined as valid under the claim procedure set forth below, shall be deemed "Established Damages" for the purposes of this Agreement.

6.4  Claims  of Buyer and  Seller.  If a Notice  of Claim is given  pursuant  to
     Section 6.3 above, and no rejection is received within the thirty (30) day period specified above, then the Indemnitor shall be deemed to have accepted such claim. If the Indemnitor rejects a claim within such thirty
     (30) day period, the parties shall, in good faith, attempt to negotiate a resolution of such claim within sixty (60) days thereafter (the "Resolution Period"). If the parties do not reach resolution during the Resolution Period, then the Indemnitee may, within thirty (30) days after the end of the Resolution Period proceed to submit the controversy to arbitration under the rules then in effect of the American Arbitration Association. The determination of the arbitrator(s) shall be binding, final and conclusive on the parties. The expenses in connection with any arbitration shall be borne equally by the parties unless determined otherwise by the arbitrator(s). If as a result of such arbitration it is determined that the Indemnitor is obligated for such Damages, the amount set by such arbitration shall be the amount of the Established Damages and the Indemnitor shall owe such amount. If as a result of such arbitration it is determined that the Indemnitor has no obligation to indemnify, the Indemnitor shall have no further liability on the claim.

6.5 Limitation on Indemnification. Neither party shall have a right to assert any claim for indemnification under this Agreement more than three (3) years after the date hereof.

7.   ESCROW INSTRUCTIONS

7.1 Agreement to Constitute Escrow Instructions. Exhibit B to this Agreement shall constitute the escrow instructions of Buyer to Anderson & Anderson Co., L.P.A. of 408 Park Avenue, P.O. Box 712, Ironton, Ohio 45638 (the

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     "Escrow  Holder").  An escrow has been  established  with the Escrow Holder
     (the "Escrow").

7.2 Delivery of Agreement. Within three (3) days after execution of this Agreement by Seller and Buyer, Buyer shall deposit a fully executed copy of this Agreement with the Escrow Holder. The Escrow Holder shall insert the date of receipt into the paragraph entitled "ACCEPTANCE BY ESCROW HOLDER" found on the last page of this Agreement, and shall notify the parties of the date of such receipt.

7.3 Close of Escrow, Closing Date. The "close of escrow" shall mean the date on which the Grant Deed (as defined in Section 7.6.1 below) is recorded in the Official Records of Lawrence County, Ohio. Provided all conditions to the close of escrow set forth in this Agreement have been approved or waived as herein provided, and subject to extension as provided below, the close of escrow shall take place on or about the Closing Date.

7.4 Buyer's Obligations. On or before the Closing Date, Buyer shall deliver to the Escrow Holder all of the following:

          7.4.1. Cash Consideration. The Cash Consideration in the form of cash, confirmed wire transfer of funds, or bank cashier's check drawn on a nationally recognized financial institution and made payable to the Escrow Holder; and

          7.4.2. Other Sums and Documents. All other sums and documents required by the Escrow Holder to carry out and close the escrow.

7.5 Seller's Obligations. On or before the Closing Date, Seller shall deliver to the Escrow Holder all of the following:

          7.5.1. General Warranty Deed. A fully executed and notarized general warranty deed conveying the Assets to Buyer (the "Grant Deed") in the form attached hereto as Exhibit A;

          7.5.2. Certificate of Non-Foreign Status. A certificate evidencing Seller's exemption from tax withholding under Internal Revenue Code Section 1445 (the "Certificate"); and

          7.5.3. Other Sums and Documents. All other sums and documents required by the Escrow Holder to carry out and close escrow.

7.6 Conditions to Closing of Escrow. The close of escrow shall not take place unless and until:

          7.6.1. Deposit of Sums and Documents. Both parties have deposited with the Escrow Holder all sums and documents required by this Agreement;

          7.6.2. Issuance of Title Policy. The Title Company is prepared to issue to Buyer an ALTA extended coverage owner's policy of title insurance (the "ALTA Policy") in the amount of the Cash Consideration, showing fee title vested in Buyer, subject only to the Permitted Exceptions;

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          7.6.3 Ancillary Proceedings. Seller shall have concluded all ancillary proceedings in Lawrence County, Ohio necessary to legally transfer, sell and convey title to the Assets for the benefit of the Buyer, and provided written evidence thereto.

          The conditions stated in Sections 7.6.2 and 7.7.3, and the delivery by Seller of the Certificate and the Documents are for the sole benefit of Buyer and may be waived only by Buyer. If Seller fails to deposit the Certificate with the Escrow Holder as required pursuant to Section 7.5.2 above, Buyer and the Escrow Holder are authorized and entitled to withhold and remit to the Internal Revenue Service, any amounts otherwise payable or distributable to Seller, such amount as Internal Revenue Code Section 1445, or any successor or similar statute, may require.

7.7 Closing Procedure. Upon receipt of all funds and instruments described in this Article, and upon satisfaction or waiver of all contingencies and conditions set forth in this Agreement, the Escrow Holder shall:

          7.7.1. Recordation of Grant Deed. Record the Grant Deed in the Official Records of Lawrence County, Ohio;

          7.7.2. Issuance of Title Policy. Cause the Title Company to issue to Buyer an ALTA extended coverage owner's policy of title insurance in the amount of the Cash Consideration, showing fee title to the Assets vested in Buyer, subject only to the Permitted Exceptions;

          7.7.3. Delivery of Documents. Deliver to Buyer the Certificate and the Documents; and

          7.7.4. Delivery of Cash Consideration. Deliver the Cash Consideration to Seller.

7.8 Prorations and Credits. Real property taxes and assessments shall be prorated between Buyer and Seller as of the close of escrow based on the latest available tax information. The proration shall be based on a thirty
     (30) day month and a three hundred sixty (360) day year. Seller shall be responsible for any supplemental assessment attributable to the period prior to the Closing Date.

7.9  Costs of Escrow.

          7.9.1. Seller's Costs. Seller shall pay:

               (a) One-half (1/2) of the escrow fee, if any, and the cost of documentary transfer taxes in connection with the recordation of the Grant Deed; and

               (b) The cost of any of Seller's other obligations under this Agreement.

          7.9.2. Buyer's Costs. Buyer shall pay:

               (a) One-half (1/2) of the escrow fee, if any, and the cost of documentary transfer taxes in connection with the recordation of the Grant Deed; and

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               (b) The CLTA and ALTA  increment  of the  premium  for the  Title
     Policy; and

7.10 Escrow Holder's General Provisions. The Escrow Holder is hereby instructed to attach to this Agreement a copy of the Escrow Holder's standard printed escrow instructions, which are hereby incorporated into this Agreement in their entirety. In the event of any inconsistency between this Agreement and such standard printed escrow instructions, this Agreement shall govern the rights and obligations of Seller and Buyer.

8. REMEDIES. Time is of the essence to each and every provision of this Agreement. If Seller materially defaults under this Agreement, then Buyer may, at Buyer's option and only after giving Seller no less than thirty
     (30) days, after receipt of written notice from Buyer, to cure such default, terminate the escrow and recover all funds deposited in escrow, other than any option payments or other option consideration previously paid in connection with the Option Agreement, and/or initiate an action for specific performance of this Agreement.

9.   MISCELLANEOUS.

9.1 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties; provided, however, that the rights and duties of Seller under this Agreement may not be assigned. Buyer may novate, in whole or in part and to one or more third parties, any of its rights or obligations under this Agreement.

9.2 Transfer Taxes. Any sales, use, or other transfer taxes arising out of or incurred in connection with the transactions contemplated by this Agreement shall be paid by Seller.

9.3 Expenses. Except as otherwise expressly provided herein, each party will pay its own costs and expenses, including legal and accounting expenses, related to the transactions provided for herein, irrespective of when incurred.

9.4 Further Assurances. Seller will from time to time, at Buyer's request and without further consideration, execute and deliver such other instruments of conveyance, assignment and transfer and take such other actions as Buyer may reasonably request in order more effectively to convey, assign, transfer to and vest in Buyer, the Assets.

9.5 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally or by facsimile, or five (5) days after the date of mailing if mailed, by first class mail, registered or certified, postage prepaid. Notices shall be addressed as follows:

              To Buyer at:              1124 Smith Street, Suite 304
                                        Charleston, West Virginia 25301
                                        Attn: President

              With a copy to:           Bullivant Houser Bailey PC
                                        1331 Garden Highway, Suite 300
                                        Sacramento, California 95833
                                        Attn: Mark Lee

              To Seller at:             Estate of Emily Lucy C. Burch,
                                        Lucy W. Corwin, Executrix
                                        35 Hillcrest Road
                                        Hartsdale, New York 10530
                                        Attn: Lucy W. Corwin

              With a copy to:           Meighan & Necarsulmer
                                        100 Mamaroneck Ave.
                                        Mamroneck, NY 10543
                                        Attn: Garrison Corwin

     or to such other address as a party has designated by notice in writing to the other party in the manner provided by this Section.

9.6 Entire Agreement and Modification. This Agreement constitutes and contains the entire agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. This Agreement may only be amended by written instrument signed by both parties.

9.7 Survival of Terms. All warranties, representations and covenants contained in this Agreement and any certificate or other instrument delivered by or on behalf of the parties pursuant to this Agreement shall be continuous and shall survive the signing of this Agreement.

9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts entered into and wholly to be performed in the State of Ohio by Ohio residents.

9.9 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. If any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

9.10 Headings. The headings appearing at the beginning of several sections contained herein have been inserted for the convenience of the parties and shall not be used to determine the construction or interpretation of this Agreement.

9.11 Counterparts. This Agreement may be executed in counterparts, including by facsimile, each of which shall be deemed an original, but both of which when taken together shall constitute one and the same instrument.

9.12 Incorporation of Exhibits. All exhibits attached and referenced to in this Agreement are incorporated as though fully set forth in this Agreement.

9.13 Effectiveness of this Agreement. Notwithstanding anything to the contrary in this Agreement, this Agreement shall have no force or effect until it is signed by the Buyer and Seller.

9.14 Cooperation in Drafting. Both Seller and Buyer have cooperated in the drafting and preparation of this Agreement. Therefore, in any construction to be made on this Agreement, such construction shall not be construed against any party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.



____________________________________
The Estate of Emily Lucy C. Burch, Deceased, by Lucy W. Corwin, Executrix




BELVILLE MINING COMPANY, INC.,
an Ohio corporation



By:  _______________________________
     Name:   Imre Eszenyi
     Its:    President

                         ACCEPTANCE BY THE ESCROW HOLDER

     The Escrow Holder acknowledges receipt on December 30, 2005, of a fully executed copy of the foregoing "Asset Purchase Agreement and Escrow Instructions" and attached "Escrow Instructions" fully executed by Seller and Buyer.

     The Escrow Holder shall (i) accept the foregoing Agreement, (ii) act as the Escrow Holder under the Agreement, and (iii) be bound by the Agreement in the performance of its duties as the Escrow Holder. However, the Escrow Holder shall have no obligation, liability or responsibility under any amendment to the Agreement, unless and until the amendment is accepted by the undersigned in writing.

     The escrow is assigned Escrow No. ______________


                                            ESCROW HOLDER


                                            By:   ______________________________

                                            Printed Name:    ___________________

                                            Title:   ___________________________

                                    EXHIBIT A

                          FORM OF GENERAL WARRANTY DEED

                                    EXHIBIT B

                               ESCROW INSTRUCTIONS

                                  SCHEDULE 1.2

                                   ASSETS SOLD

                                   SCHEDULE 3

             EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF SELLER